EXHIBIT 99.1

Tuesday Morning Corporation Announces First Quarter Fiscal 2015 Results

DALLAS, Oct. 30, 2014 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES), a leading off-price retailer with nearly 800 stores across the United States specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts, today announced financial results for the first quarter ended September 30, 2014.

First Quarter 2015 Financial Highlights

  Net sales increased 10.1% to $202.2 million, compared to $183.7 million for the first quarter of fiscal 2014. Comparable store sales increased 11.3% compared to the same period a year ago, and were comprised of a 10.5% increase in customer transactions and a 0.7% increase in average ticket. Sales at the 27 stores relocated during the past 12 months increased approximately 50% and contributed 120 basis points to the comparable store sales increase of 11.3%.

  The Company's operating loss narrowed more than 50% during the fiscal 2015 first quarter to $5.8 million, compared to an operating loss of $12.5 million in the first quarter of fiscal 2014.  The Company reported a $4.3 million decrease, or approximately 40%, in operating loss of $5.8 million for the quarter, compared to adjusted operating loss on a non-GAAP basis of $10.1 million for the first quarter of fiscal 2014, which excludes business turnaround charges in the prior year.

Michael Rouleau, Chief Executive Officer, stated, "During the first quarter, we successfully completed the Turnaround Phase of our program to transform Tuesday Morning. This encompassed the exit of non-core categories, the introduction of new and expanded categories, comprehensive improvements in store conditions and operations, redirection of our real estate program, and the streamlining of our supply chain. I want to thank all of the Tuesday Morning team members who supported this transformation and to recognize and applaud their commitment and enthusiasm for the Tuesday Morning experience. As a result of their hard work, we are seeing strong sales momentum and improving profitability as consumers have responded well to these changes. Looking ahead, we currently expect to build on this momentum and deliver a successful fall and holiday season."

In the prior fiscal year, the Company executed a number of critical programs under its business turnaround initiative.  These programs included changes in senior management and board composition, exiting certain categories, cleaning up and relaying all stores, structurally reducing the level of clearance merchandise, enhancing company policies, and eliminating obsolete assets. As a result of these programs, the Company incurred additional one-time costs and expenses in the prior year period. To better understand the Company's performance, financial results have been presented on both a GAAP and on an adjusted (non-GAAP) basis.   Reconciliations between GAAP and non-GAAP financial results are included in this press release.

First Quarter 2015 Results of Operations -     GAAP Basis

For the first quarter of fiscal 2015, Tuesday Morning reported gross profit of $71.9 million and gross margin of 35.6% compared to $63.4 million of gross profit and gross margin of 34.5% in the first quarter of fiscal 2014. The gross margin expansion this quarter was due to reductions in markdowns and improvements in supply chain efficiency partly offset by slightly lower initial merchandise mark-up. Selling, general and administrative expenses (SG&A) increased 2.4% to $77.7 million, compared to $75.9 million in the same period last year. As a percent of net sales, SG&A was 38.4% compared to 41.3% in the same period last year. Our net loss was $6.2 million, or $0.14 per share, in the first quarter of fiscal 2015 compared to a net loss of $12.0 million, or $0.28 per share, in the first quarter of fiscal 2014.

The Company ended the first quarter of fiscal 2015 with $8.5 million in cash and cash equivalents, with no borrowings under its line of credit. Inventories at the end of the first quarter of fiscal 2015 were $264.2 million compared to $260.4 million at the end of the first quarter of fiscal 2014, up $3.8 million or 1.5%. The Company's inventory turnover for the trailing five quarters is 2.5 turns, and compares favorably to our prior year trailing five quarter turnover of 2.4 turns.

First Quarter 2015 Results of Operations - Adjusted Basis (non-GAAP)

For the first quarter of fiscal 2015, the Company's SG&A expenses increased 5.7% to $77.7 million, compared to adjusted SG&A of $73.5 million in the same period last year. Adjusted SG&A increased primarily due to higher store payroll and stock compensation expense. As a percent of net sales, SG&A was 38.4% compared to adjusted SG&A of 40.0% in the same period last year. The Company's reported net loss was $6.2 million, or $0.14 per share, in the first quarter of fiscal 2015 compared to an adjusted net loss of $10.0 million, or $0.23 per share, in the first quarter of fiscal 2014.

About Tuesday Morning

Tuesday Morning Corporation (Nasdaq:TUES) is a leading off-price retailer specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts.  The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates nearly 800 stores in 41 states. More information and a list of store locations may be found on our website at www.TuesdayMorning.com.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review first quarter 2015 financial results today, October 30, 2014, at 3:30 p.m. Central Time. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. A live webcast of the conference call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required). A replay of the webcast will be accessible through the Company's website for 90 days. A replay of the conference call will be available from 6:30 p.m., Central time, Thursday, October 30, 2014 through 10:59 p.m., Central time, Saturday, November 1, 2014 by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID number 17668409.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our current expectations, plans, strategies and goals and our current beliefs concerning future business conditions, our future results of operations, our future financial position, and our current business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements of management's current plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Cautionary Statement Regarding Forward-Looking Statements" and "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: our ability to successfully implement our long-term business strategy; changes in economic and political conditions which may adversely affect consumer spending; our failure to identify and respond to changes in consumer trends and preferences; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to successfully manage our inventory balances; loss of or disruption in our centralized distribution center; loss or departure of one or more members of our senior management or other key management employees; increased or new competition; our ability to successfully execute our strategy of opening new stores and relocating or expanding existing stores; increases in fuel prices and changes in transportation industry regulations or conditions; our ability to generate strong cash flows from operations and to continue to access credit markets; increases in the cost or a disruption in the flow of our imported products; the success of our marketing, advertising and promotional efforts; our ability to attract and retain quality sales, distribution center and other associates in large numbers, as well as, experienced buying and management personnel; seasonal and quarterly fluctuations; our ability to maintain and protect our information technology systems and technologies; our ability to comply with various government regulations; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; and our ability to manage the negative effects of inventory shrinkage. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following non-GAAP financial measures are adjusted to exclude the impact of the following non-recurring business turnaround related charges and adjustments in the prior year: management and board transition charges (including compensation and severance, consulting, legal, search and recruiting costs related to the transition) and changes in our deferred tax asset valuation allowance. The amount of the turnaround related adjustments to selling, general and administrative expenses are included in the first table below.

GAAP Operating Loss to Non-GAAP Adjusted Operating Loss:

The following table reconciles operating loss, the most directly comparable GAAP financial measure, to adjusted operating loss, a non-GAAP financial measure:

(in thousands)

	Three Months Ended September 30,
	2014	2013
Operating loss (GAAP)	$ (5,755)	$ (12,467)
Non-GAAP adjustments:
Adjustments to selling, general and administrative expenses:
Compensation	—	1,554
Legal, consulting, and recruiting	—	839
Adjusted operating loss (non-GAAP)	$ (5,755)	$ (10,074)

GAAP Net Loss to Non-GAAP Adjusted Net Loss:

The following table reconciles net loss from continuing operations, the most directly comparable GAAP financial measure, to adjusted net loss from continuing operations, a non-GAAP financial measure:

(in thousands)

	Three Months Ended September 30,
	2014	2013
Net loss (GAAP)	$ (6,230)	$ (12,009)
Non-GAAP adjustments:
Compensation, net of tax (1)	—	1,918
Legal, consulting, and recruiting, net of tax (1)	—	1029
Deferred tax asset valuation allowance	—	(895)
Adjusted net loss (non-GAAP)	$ (6,230)	$ (9,957)

(1) The effective tax rate utilized in this non-GAAP adjusted net loss reconciliation is (1.2%) for the three months ended September 30, 2014 and (23.2%) for the three months ended September 30, 2013. These rates are inclusive of a deferred tax asset valuation allowance of $14.3 million as of September 30, 2014 and of $15.0 million as of September 30, 2013.

GAAP Diluted Loss Per Share to Non-GAAP Adjusted Diluted Loss Per Share:

The following table reconciles diluted loss per share from continuing operations, the most directly comparable GAAP financial measure, to adjusted diluted loss per share from continuing operations, a non-GAAP financial measure:

	Three Months Ended September 30,
	2014	2013
Diluted loss per share (GAAP)	$ (0.14)	$ (0.28)
Non-GAAP adjustments:
Compensation, net of tax (1)	—	0.05
Legal, consulting, and recruiting, net of tax (1)	—	0.02
Deferred tax asset valuation allowance	—	(0.02)
Adjusted diluted loss per share (non-GAAP)	$ (0.14)	$ (0.23)

(1) The effective tax rate utilized in this non-GAAP adjusted diluted loss per share reconciliation is (1.2%) for the three months ended September 30, 2014 and (23.2%) for the three months ended September 30, 2013. These rates are inclusive of a deferred tax asset valuation allowance of $14.3 million as of September 30, 2014 and of $15.0 million as of September 30, 2013.

The Company believes that the non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's core operating performance because they allow them to understand and compare the Company's operating results during the current quarter to the prior year period in a more consistent manner. The Company believes this also facilitates the comparison of the Company's results to the results of its peer companies. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

	Tuesday Morning Corporation Supplemental Schedules GAAP and Non-GAAP Adjusted Results ($ in thousands)

	Q1 Fiscal 2015
		Adjustments*

	GAAP Net Loss	Compensation	All Other	Total	Adjusted Non- GAAP Net Loss	% of Sales
Net Sales	$ 202,208				$ 202,208
Cost of Sales	$ 130,274				$ 130,274	64.4%
Gross Profit	$ 71,934				$ 71,934	35.6%

Selling, General & Administrative Expenses	$ 77,689				$ 77,689	38.4%
Operating Loss	$ (5,755)				$ (5,755)	-2.8%

Other Expense	$ 399				$ 399	0.2%
Loss Before Tax	$ (6,154)				$ (6,154)	-3.0%

Income Tax Provision	$ 76				$ 76	0.0%
Net Loss	$ (6,230)				$ (6,230)	-3.1%

	Q1 Fiscal 2014
		Adjustments*
	GAAP Net Loss	Compensation	All Other	Total	Adjusted Non- GAAP Net Loss	% of Sales
Net Sales	$ 183,678				$ 183,678
Cost of Sales	$ 120,251				$ 120,251	65.5%
Gross Profit	$ 63,427				$ 63,427	34.5%

Selling, General & Administrative Expenses	$ 75,894	$ (1,554)	$ (839)	$ (2,393)	$ 73,501	40.0%
Operating Loss	$ (12,467)	$ 1,554	$ 839	$ 2,393	$ (10,074)	-5.5%

Other (Income)/Expense	$ 291				$ 291	0.2%
Income Before Tax	$ (12,758)	$ 1,554	$ 839	$ 2,393	$ (10,365)	-5.6%

Income Tax Provision /(Benefit)	$ (749)	$ (364)	$ 705	$ 341	$ (408)	-0.2%
Net Income/(Loss)	$ (12,009)	$ 1,918	$ 134	$ 2,052	$ (9,957)	-5.4%

*Adjustment Notes:
Compensation – Severance, stock compensation, sign on bonuses related to senior management restructuring program.
All Other – Legal costs related to former CEO lawsuit and recognition of Deferred Tax Allowance.

Tuesday Morning Corporation
Consolidated Statement of Operations
(In thousands, except per share data)
	Three Months Ended Sep. 30

	2014	2013
	(unaudited)

Net sales	$ 202,208	$ 183,678
Cost of sales	130,274	120,251
Gross profit	71,934	63,427

Selling, general and administrative expenses	77,689	75,894

Operating loss	(5,755)	(12,467)

Other income (expense):
Interest expense	(364)	(375)
Other income/(expense), net	(35)	84
Other expense, net	(399)	(291)

Loss before income taxes	(6,154)	(12,758)

Income tax provision/(benefit)	76	(749)

Net loss	$ (6,230)	$ (12,009)

Loss Per Share:
Net loss per common share:
Basic	$ (0.14)	$ (0.28)
Diluted	$ (0.14)	$ (0.28)

Weighted average number of common shares:
Basic	43,324	42,618
Diluted	43,324	42,618

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets
(in thousands)		Sep. 30,	Sep. 30,	Jun. 30,
		2014	2013	2014
		(unaudited)	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents		$ 8,537	$ 13,325	$ 49,686
Inventories		264,222	260,437	207,663
Prepaid expenses		6,805	7,098	5,822
Deferred income taxes		42	--	42
Other current assets		1,276	3,207	1,094
Total Current Assets		280,882	284,067	264,307

Property and equipment, net		64,497	66,256	65,939

Other long-term assets:
Deferred financing costs		1,267	1,863	1,416
Other assets		735	1,153	724
Deferred income tax - non-current		--	3,545	--

Total Assets		$ 347,381	$ 356,884	$ 332,386

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable		$ 108,666	$ 116,104	$ 86,284
Accrued liabilities		37,150	37,877	39,618
Deferred income taxes payable		--	684	--
Income taxes payable		--	2	1
Total Current Liabilities		145,816	154,667	125,903

Deferred rent		2,257	2,870	2,721
Other liabilities - non-current		--	2,289	--
Income tax payable - non-current		607	495	410
Deferred income taxes		42	--	42
Total Liabilities		148,722	160,321	129,076

Stockholders' equity		198,659	196,563	203,310
Total Liabilities and Stockholders' Equity		$ 347,381	$ 356,884	$ 332,386

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows
(in thousands)
		Three Months Ended Sep. 30

		2014	2013
		(unaudited)
Net cash flows from operating activities:
Net loss		$ (6,230)	$ (12,009)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation		3,059	2,870
Amortization of financing fees		149	148
Loss on disposal of fixed assets		259	55
Shared-based compensation expense		1,211	294
Net change in operating assets and liabilities		(37,947)	(4,569)

Net cash used in operating activities		(39,499)	(13,211)

Net cash flows from investing activities:
Proceeds from sale of assets		--	26
Capital expenditures		(1,876)	(3,198)

Net cash used in investing activities		(1,876)	(3,172)

Net cash flows from financing activities:
Purchase of treasury stock		--	(24)
Proceeds from the exercise of employee stock options		226	836

Net cash provided by financing activities		226	812

Net decrease in cash and cash equivalents		(41,149)	(15,571)

Cash and cash equivalents, beginning of period		49,686	28,896

Cash and cash equivalents, end of period		$ 8,537	$ 13,325
CONTACT: Jeffrey N. Boyer
         Chief Financial Officer and
         Chief Administrative Officer
         TUESDAY MORNING CORPORATION
         972-934-7189

         MEDIA:
         Jonathan Morgan/Jennifer Sanders
         PERRY STREET COMMUNICATIONS
         214-965-9955